FOR IMMEDIATE RELEASE

Contacts:
Jeff Lambert or Noel Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces
Results of the Annual Meeting of Shareholders

WARREN, Mich., May 18 2005 — Asset Acceptance Capital Corp. (NASDAQ: AACC) today announced the results of its annual meeting of shareholders, held on May 17 2005.

The Company’s Shareholders have voted to re-elect Rufus H. Reitzel, Jr., William F. Pickard and Terrence D. Daniels as members of the Company’s nine-member Board of Directors. The newly re-elected directors term is scheduled to expire at the Company’s annual shareholders meeting in 2008 or until a successor is appointed and qualified.

In 1962, Rufus Reitzel founded Lee Acceptance Company, the predecessor of Asset Acceptance Capital Corp., which he co-founded in 1994. From 1962 to 2003 Reitzel held the title of Chief Executive Officer of Asset Acceptance Capital Corp. and its predecessor companies. Following his tenure as CEO of AACC in June 2003, Reitzel assumed the title of Chairman of the Board, a title which he currently holds.

William Pickard has been a Director of Asset Acceptance Capital Corp. since 2004. Since 1997, Pickard has served as the Chief Executive Officer of Global Auto Alliance. Pickard also serves as the Chief Executive Officer of VITEC, LLC, Global Automotive Alliance LLC and Grupo Antolin-Wayne. Since 1991, Pickard has served as a member of the advisory board for Standard Federal Bank, of Troy, MI, and its predecessor institutions.

Terrence Daniels has been a Director of Asset Acceptance Capital Corp. since 2003. Daniels has been a Managing Partner with Quad-C Management, Inc., a private equity firm based in Charlottesville, Virginia, since its inception in November 1989. Prior to Quad-C Management, Daniels served as a Vice Chairman and Director of W.R. Grace & Co where he negotiated over $4 billion of acquisitions and divestitures. In addition, Daniels has served as Chairman, President, and Chief Executive Officer of Western Publishing, and as Senior Vice President for corporate development of Mattel.

In additional business, the shareholders ratified the Company’s selection of Ernst & Young, LLP, as the Company’s independent registered public accountants.

About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.

Asset Acceptance Capital Corporation: Safe-Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.